Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of China Architectural Engineering, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Luo Ken Yi

Luo Ken Yi
Chief Executive Officer
March 3, 2010

/s/ Gene Michael Bennett

Gene Michael Bennett
Acting Chief Financial Officer
March 3, 2010

A signed original of this written statement required by Section 906 has been provided to China Architectural Engineering, Inc. and will be retained by China Architectural Engineering, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.